Exhibit 99.3

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 14, 2008, the acquisition of Heritage Underwriting Agency plc (“Heritage”) by Argo Group International Holdings, Ltd. (“Argo”) was declared wholly unconditional and therefore was considered to be complete. The transaction will be accounted for as a purchase business combination by Argo of Heritage under accounting principles generally accepted in the United States of America (“US GAAP”). The purchase price totaled approximately $277 million, including transaction costs.

The Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2008 combines the historical consolidated balance sheets of Argo and Heritage, giving effect to the acquisition as if it had been consummated March 31, 2008. The Preliminary Unaudited Pro Forma Condensed Combined Income Statements for the three months ended March 31, 2008 and for the year ended December 31, 2007 combine the historical consolidated statements of income of Argo and Heritage giving effect to the acquisition as if it had occurred on January 1, 2007. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. For the year ended December 31, 2007, we have also given effect to the August 7, 2007 merger of Argo and PXRE, Ltd. (“PXRE”) as if it had occurred on January 1, 2007 in the PXRE Pro Forma Adjustments column. You should read this information in conjunction with:

•	The accompanying notes to the Preliminary Unaudited Pro Forma Condensed Combined Financial Statements;

•

Argo’s separate historical unaudited financial statements as of and for the three months ended March 31, 2008 included in Argo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

•	Argo’s separate historical audited financial statements as of and for the year ended December 31, 2007 included in Argo’s Annual Report on Form 10-K for the year ended December 31, 2007;

•

Heritage’s separate historical audited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as of and for the year ended December 31, 2007 presented in Great Britain Pounds (“GBP”); and

•

Heritage’s financial statements have been prepared in accordance with IFRS which may vary from US GAAP. Adjustments to convert from IFRS to US GAAP are included in the Pro Forma Adjustments column of the accompanying Preliminary Unaudited Pro Forma Condensed Combined Financial Statements. In addition, Heritage’s historical financial statements have been prepared using GBP, and a column has been included in the attached Preliminary Unaudited Pro Forma Condensed Combined Financial Statements labeled Conversion GBP to United States Dollars (“USD”) that represents Heritage’s GBP based financial statements in USD.

The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements have been prepared for informational purposes only. The Preliminary Unaudited Pro Forma Adjustments represent management’s estimates based on information available at this time. The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the Preliminary Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or operating results of the combined company. The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the acquisition.

The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the purchase method of accounting with Argo as the acquirer. Accordingly, Argo’s cost to acquire Heritage has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at the date indicated. The final allocation of the purchase price will be determined after the completion of a thorough analysis to determine the fair values of Heritage’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the Preliminary Unaudited Pro Forma Adjustments presented herein.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. AND SUBSIDIARIES

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in millions)

	At March 31, 2008
	USD Historical Argo Group	GBP Historical Heritage	Conversion GBP to USD	USD Combined Argo Group	Pro Forma Adjustments	USD Pro Forma Argo Group
Assets
Investments and cash and cash equivalents	$3,576.3	£337.6	$671.8	$4,248.1	$(271.4)	$3,976.7
Premiums receivable and other receivables	300.7	88.2	175.5	476.2	—	476.2
Reinsurance recoverables	635.2	173.3	344.9	980.1	—	980.1
Ceded unearned premiums and deferred acquisition costs, net	234.6	56.3	112.0	346.6	—	346.6
Goodwill and intangible assets	113.2	0.2	0.4	113.6	110.8	224.4
Other assets	120.4	57.9	115.1	235.5	(0.2)	235.3

Total assets	$4,980.4	£713.5	$1,419.7	$6,400.1	$(160.8)	$6,239.3

Liabilities
Reserves for losses and loss adjustment expenses	$2,447.0	£215.5	$428.9	$2,875.9	$—	$2,875.9
Unearned premiums	550.6	166.7	331.7	882.3	—	882.3
Reinsurance balances payable	66.4	163.4	325.2	391.6	—	391.6
Junior subordinated debentures	311.4	—	—	311.4	—	311.4
Borrowing under revolving credit facility and other debt	58.0	37.1	73.8	131.8	—	131.8
Other liabilities	124.0	50.0	99.3	223.3	—	223.3

Total liabilities	3,557.4	632.7	1,258.9	4,816.3	—	4,816.3

Shareholders’ equity:
Common shares	30.7	7.8	15.5	46.2	(15.5)	30.7
Additional paid-in capital	687.4	48.2	95.9	783.3	(95.9)	687.4
Accumulated other comprehensive income, net of taxes	75.7	—	—	75.7	—	75.7
Retained earnings	629.2	24.8	49.4	678.6	(49.4)	629.2

Total shareholders’ equity	1,423.0	80.8	160.8	1,583.8	(160.8)	1,423.0

Total liabilities and shareholders’ equity	$4,980.4	£713.5	$1,419.7	$6,400.1	$(160.8)	$6,239.3

See accompanying notes to Preliminary Unaudited Pro Forma Condensed Combined Financial Statements.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. AND SUBSIDIARIES

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(in millions, except number of shares and per share amounts)

	For the Three Months Ended March 31, 2008
	USD Historical Argo Group	GBP Historical Heritage	Conversion GBP to USD	USD Combined Argo Group	Pro Forma Adjustments	USD Pro Forma Argo Group
Revenues:
Earned premiums	$218.7	£39.0	$79.9	$298.6	$—	$298.6
Net investment income	38.1	2.5	4.9	43.0	(4.8)	38.2
Fee and other income	—	1.5	3.0	3.0	—	3.0
Realized investment and other gains, net	1.3	1.6	3.2	4.5	—	4.5

Total revenue	258.1	44.6	91.0	349.1	(4.8)	344.3

Expenses:
Losses and loss adjustment expenses	131.6	24.2	49.6	181.2	—	181.2
Underwriting, acquisition and insurance expense	78.2	14.4	29.6	107.8	—	107.8
Interest expense and other	7.0	1.1	2.2	9.2	—	9.2

Total expenses	216.8	39.7	81.4	298.2	—	298.2

Income before income taxes	41.3	4.9	9.6	50.9	(4.8)	46.1
Provision for income taxes	4.4	1.4	2.7	7.1	(1.0)	6.1

Net income	$36.9	£3.5	$6.9	$43.8	$(3.8)	$40.0

Net income per common share:
Basic	$1.20					$1.30

Diluted	$1.20					$1.30

Weighted average common shares:
Basic	30,673,294					30,673,294

Diluted	30,834,456					30,834,456

See accompanying notes to Preliminary Unaudited Pro Forma Condensed Combined Financial Statements.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. AND SUBSIDIARIES

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(in millions, except number of shares and per share amounts)

	For the Year Ended December 31, 2007
	USD Historical Argo Group	PXRE Pro Forma Adjustments	Pro Forma Argo Group	GBP Historical Heritage	Conversion GBP to USD	USD Combined Argo Group	Pro Forma Adjustments	USD Pro Forma Argo Group
Revenues:
Earned premiums	$859.8	$(13.0)	$846.8	£141.8	$296.4	$1,143.2	$—	$1,143.2
Net investment income	134.3	31.0	165.3	6.0	12.0	177.3	(15.3)	162.0
Fee and other income	—	0.1	0.1	9.5	19.0	19.1	—	19.1
Realized investment and other gains (losses), net	5.9	(0.9)	5.0	5.0	10.3	15.3	—	15.3

Total revenue	1,000.0	17.2	1,017.2	162.3	337.7	1,354.9	(15.3)	1,339.6

Expenses:
Losses and loss adjustment expenses	526.9	(7.9)	519.0	73.4	152.0	671.0	—	671.0
Underwriting, acquisition and insurance expense	328.1	23.5	351.6	60.3	128.7	480.3	—	480.3
Interest expense and other	25.2	14.6	39.8	5.3	10.6	50.4	—	50.4

Total expenses	880.2	30.2	910.4	139.0	291.3	1,201.7	—	1,201.7

Income before income taxes	119.8	(13.0)	106.8	23.3	46.4	153.2	(15.3)	137.9
Provision for income taxes	42.3	(1.2)	41.1	6.3	12.5	53.6	(2.7)	50.9

Net income	$77.5	$(11.8)	$65.7	£17.0	$33.9	$99.6	$(12.6)	$87.0

Extraordinary item	66.3	(66.3)	—	—	—	—	—	—

Net income	$143.8	$(78.1)	$65.7	£17.0	$33.9	$99.6	$(12.6)	$87.0

Net income per common share:
Basic	$5.66		$2.18					$2.89

Diluted	$5.58		$2.15					$2.85

Weighted average common shares:
Basic	25,367,004		30,123,536					30,123,536

Diluted	25,773,631		30,566,572					30,566,572

See accompanying notes to Preliminary Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Preliminary Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 — Basis of Pro Forma Presentation

On May 14, 2008, the acquisition of Heritage by Argo was declared wholly unconditional and therefore considered to be complete. The transaction is accounted for as a purchase business combination by Argo and Heritage under accounting principles generally accepted in the United States of America. Argo acquired the outstanding stock of Heritage for approximately $277 million, including transaction costs.

The Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2008 reflects the acquisition as if it occurred on March 31, 2008. The Preliminary Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2007 and for the three months ended March 31, 2008 reflects the acquisition as if it occurred on January 1, 2007.

The preliminary estimated purchase price has been allocated as follows based upon purchase accounting adjustments as of March 31, 2008 (in millions):

Net book value of net assets acquired prior to fair value adjustments (1)	$160.8
Impact on net assets related to option activity	6.3
Adjustments for fair value
Write-off Fixed Assets and Intangible Assets(2)	(.4)
Reduction related to unamortized debt issuance costs (3)	(1.6)
Other adjustments	1.1

Fair value of net assets acquired	$166.2
Purchase price	277.0

Excess purchase price	$110.8

(1)	Represents net book value of Heritage.
(2)	Represents write-off of intangible and fixed assets acquired.
(3)	Represents write-off of unamortized debt issuance costs.

The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements have been prepared assuming that the acquisition is accounted for under the purchase method of accounting (referred to as purchase accounting) with Argo as the acquiring entity. Accordingly, under purchase accounting, the assets, liabilities and commitments of Heritage are adjusted to their fair value. For purposes of the Preliminary Unaudited Pro Forma Condensed Combined Financial Statements, consideration has also been given to the impact of conforming Heritage’s accounting policies to those of Argo. Additionally, certain amounts in the historical consolidated financial statements of Heritage have been reclassified to conform to the Argo financial statement presentation. The Preliminary Unaudited Pro Forma Condensed Combined Financial Statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions.

The Preliminary Unaudited pro forma adjustments represent management’s estimates based on information available at this time. Actual adjustments to the combined balance sheet and income statement will differ, perhaps materially, from those reflected in these Preliminary Unaudited Pro Forma Condensed Combined Financial Statements because the assets and liabilities of Heritage will be recorded at their respective fair values and the preliminary assumptions used to estimate these fair values may change between now and the finalization of the application of purchase accounting principles.

The Preliminary Unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of Heritage’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming of Heritage’s accounting policies to those of Argo, could be materially different from the Preliminary Unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of Heritage’s assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to intangible assets and may impact the combined income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.

Note 2 — Pro Forma Adjustments

The Preliminary Unaudited pro forma adjustments related to the Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2008 assume the acquisition took place on March 31, 2008. The pro forma adjustments to the Preliminary Unaudited Pro Forma Condensed Combined Income Statements for the three months ended March 31, 2008 and for the year ended December 31, 2007 assumes the acquisition took place on January 1, 2007.

The purchase price for the stock of Heritage totaled approximately $277 million which included approximately $7 million of transaction costs. Net of stock option proceeds the cash expended approximated $271.4 million.

Fair value adjustments to assets and liabilities were immaterial. As a result of initial application of purchase accounting, intangible assets increased by approximately $110.8 million. See Note 3.

The following Preliminary Unaudited pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Heritage. The amounts and descriptions related to the Preliminary Unaudited adjustments are as follows:

	Increase (Decrease)	Increase (Decrease)
	Year Ended	Three Months Ended
	31-Dec-07	31-Mar-08
	(In millions)	(In millions)
Preliminary Unaudited Pro Forma Condensed Combined Income Statement

Underwriting, acquisition and insurance expense
Adjustment to reverse Heritage transaction related expenses (a)	$(3.0)	$(.6)
Adjustment to reverse Heritage amortization of debt issuance costs	(.4)	(.2)
Adjustment to record amortization of intangible assets	3.4	0.8
Net investment income
Adjustment to reduce Heritage investment income for unrealized gains/losses on the investment portfolio	(3.1)	(1.7)
Adjustment to reduce Argo’s investment income for the proceeds to fund the acquisition	(12.2)	(3.1)
Provision for income taxes
Adjustment to reflect tax effect of pro forma adjustments	0.1	(.3)
Adjustment to record a tax benefit on the reduction to investment income’	(2.8)	(0.7)

(a)	Heritage incurred legal and due diligence costs related to discussions with another potential acquirer.

Note 3 — Goodwill and Other Identified Intangible Assets

A summary of the preliminary fair value of the significant identifiable intangible assets and their respective estimated useful lives is as follows:

	March 31, 2008
	Intangible Asset Fair Value	Estimated Useful Life	Amortization Method
	($ in millions)
Lloyds Syndicate Capacity	79.0	Indefinite	N/A
Distribution Network	31.8	10 years	Straight Line

Total	$110.8

The fair value of Heritage’s Reserves for Losses and Loss Adjustment Expenses net of related reinsurance recoverables was analyzed and it was determined that after giving consideration to the future value of investment income associated with these amounts as well as assessing the risk premium that would be applicable to these balances, the fair value of these amounts is equivalent to their carried values. As a result, no fair value adjustments were applicable to these balances for these Preliminary Unaudited Pro Forma Condensed Combined Financial Statements.

Note 4 — Net Income Per Share and Weighted Shares Outstanding

For March 31, 2008 and December 31, 2007, the pro forma net income per common share has been computed based on the combined historical income of Argo and Heritage and the impact of purchase accounting adjustments. In addition, the December 31, 2007 pro forma figures include PXRE pro forma adjustments for the period prior to the August 7, 2007 acquisition of PXRE by Argo. Pro forma weighted average shares for December 31, 2007 were calculated using PXRE’s historical weighted average common shares outstanding in combination with weighted average shares of Argo as though the combined shares had been outstanding for the entire year.